Exhibit 10.1

PURCHASE AGREEMENT

This Asset Purchase Agreement ("AGREEMENT") is made as of November 4, 2011 by and among ENTEST BIOMEDICAL, INC., a Nevada corporation (“Buyer”), TITTERINGTON VETERINARY SERVICES, INC., an Oregon corporation ("Seller") doing business as EMERALD VALLEY PET MEDICAL CENTER and DR. RONALD TITTERINGTON (“Titterington”) and DR. KATHY SNELL (“Snell”). Titterington and Snell are the sole officers, directors and shareholders of the SELLER.

A

Purchase and Sale

1.

Buyer desires to purchase from Seller, Titterington and Snell and Seller, Titterington and Snell  desire to sell and transfer to Buyer:

a)

The assets of Seller listed in Exhibit A (“Assets”).

b)

The obligation of Titterington to act as Veterinary Manager of the Seller, not to transfer ownership of the Seller,  and continue to operate the business of the Seller  for a term of seven years from the execution of this Agreement  (“Titterington  Covenant”).

c)

97% of all revenue received by the Seller as a result of the operation of its business during the term of the Titterington Covenant  (“Buyer Revenue Share”)

d)

The obligation of Titterington and the Seller, at the request of the Buyer, to assist and participate in ENTB’s biotechnology research and development  activities to the extent permitted by applicable law during the term of the Titterington Covenant (Titterington Research Obligations).

2. The total consideration for the Assets, Titterington Covent, Buyer Revenue Share and Titterington Research Obligations shall be:

a)

The issuance to Titterington of $700,000 of the common shares of the Buyer (“Purchase Shares”) on or before November 11, 2011 valued as of the closing price of the last trading day immediately prior to issuance subject to the following restrictions:

(i) In the event that Buyer’s Obligations pursuant to this Agreement are terminated pursuant to Article G of this Agreement   within a period of six calendar months from the execution of this Agreement, the Purchase Shares shall be forfeited by Titterington and ownership of the Purchase Shares shall be transferred back to the Buyer

(ii) Purchase Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Titterington (“ Transfer Restriction”) except as follows:

Beginning upon the seventh calendar month subsequent to the execution of this Agreement, Titterington may sell each month either 1/84 of the original number of shares issued to Titterington, or that number of shares per calendar month valued as of the closing price of the last trading day immediately prior to issuance which shall equal  $8,333, whichever is greater.

b)

The execution by the Buyer and Red Otter LLC of that Lease Agreement (“Buyer Lease”) by and between Red Otter LLC and the Buyer (Exhibit B).

c)

The obligation of the Buyer to directly pay (in regards to expenses incurred in connection with the Buyer Lease) or reimburse the Seller for the expenses listed in Exhibit C (“Buyer Expense Obligation”) over the term of the Titterington Covenant.

d)

The obligation of the Buyer to issue to Titterington that number of its common shares, valued as of the closing price of the last trading day immediately prior to issuance, which shall equal fifty percent of the Buyer Revenue Share less the Buyer Expense Obligation (“Bonus Shares”).  In any month where Bonus Shares are owed to Titterington and Buyer Revenue Share exceeded Buyer Expense Obligation in the month immediately preceding, Titterington may elect to receive a bonus in cash (“Bonus Cash”).

e)

The making available to the Seller all Assets and the property which is subject of the Buyer Lease for utilization in the operation of the Seller’s business over the course of the Titterington Covenant.

B.

Method of Payment to Buyer of Buyer Revenue Share

1.

As of a date which shall be no later than 3 days subsequent to the last day of each  full month or portion thereof of the term of the Titterington Covenant (“Calculation Month”), Seller shall provide Buyer with a full and true accounting of all revenues received by Seller over the course of that Calculation Month.

2.

As of a date which shall be no later than 10 days subsequent to the last day of each Calculation Month, Seller shall remit to Buyer by wire transfer the Buyer Revenue Share for that Calculation Month. In the event that the Buyer Expense Obligation for any monthly period has not been paid to Seller as of 6 days subsequent to the last day of that Calculation Month Seller shall have the option of applying all or part of the Buyer revenue Share for that calculation month toward Buyer’s Expense Obligation for that Calculation Month on behalf of Buyer (“Set Off”). In the event that Seller elects to Set Off in any calculation Month, Seller shall notify Buyer by Fax or email on the day of election.

C.

Method of Payment to Seller of Buyer Expense Obligation

1.

 As of a date which shall be no later than 3 days subsequent to the last day of each Calculation Month, Seller shall provide Buyer with a full and true accounting of all expenses over the course of that Calculation Month which the Buyer is required to pay or reimburse pursuant to (A) (2)(c) of this Agreement.

2.

As soon as practical subsequent to receipt of a full and true accounting of all expenses over the course of that Calculation Month which the Buyer is required to pay or reimburse pursuant to (A) (2)(c) of this Agreement but in no event later than 6 days subsequent to the last day of each Calculation Month, Buyer shall pay directly or reimburse Seller all expenses over the course of that Calculation Month for which the Buyer is required to pay or reimburse pursuant to (A) (2)(c) of this Agreement less any amounts which have been Set Off on Buyer’s behalf .

D.

Method of Issuance of Bonus Shares

As of a date which shall be no later than 6 days subsequent to the last day of each Calculation Month, Buyer shall issue to Titterington any Bonus Shares due to Titterington for that Calculation Month.  Titterington must be current in paying Buyer Revenue Share in order to receive Bonus Shares or Bonus Cash.

E.

Duties of Titterington over the Course of the Titterington Covenant

It is agreed that, over the term of the Titterington Covenant Titterington shall

1.

Operate and manage  the Seller in accordance with all applicable law

2.

Operate and manage  the  Seller with the objective of increasing the revenues and profits of the Seller

3.

Not knowingly or recklessly perform any act which would result in the impairment of any benefits to which the Buyer is entitled pursuant to this Agreement.

F.

Titterington Research Obligations

1.

Neither of Titterington or the Seller shall be required to perform any Titterington Research Obligations pursuant to this Agreement unless separate compensation to Titterington by the Buyer for the performance of that Titterington Research Obligation is mutually agreed upon by Titterington and the Buyer prior to such performance.

2.

Titterington, Snell and the Seller agree to execute non disclosure agreements acceptable to the Buyer prior to the commencement of any Titterington Research Obligation.

G.

Termination of Buyer’s Obligations

Any and all obligations of the Buyer pursuant to (A)(2)(b)(c)(d)and(e) of this Agreement shall immediately terminate, at the option of the Buyer, if:

1.

Over any three month period the Buyer Expense Obligations exceed the Buyer Revenue Share by 10%,

2.

Over any one month period the Buyer Expense Obligations exceed the Buyer Revenue Share by 25%,

3.

The Titterington Covenant is breached or

4.

The Seller become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding

H.

Termination of Seller’s, Snell’s and Titterington’s Obligations

Any and all obligations of the Seller, Titterington or Snell to the Buyer pursuant to this Agreement shall immediately terminate, at the option of Titterington on behalf of himself and all other selling parties, if:

1.

Any Buyer Expense Obligation remains unpaid or not reimbursed  thirty days after  the date such expenses were  due to be paid or reimbursed pursuant to this Agreement and such breach is not cured within thirty days of written notice of such breach to Buyer by Titterington.  Seller providing Buyer the accounting required under Section C (1) shall constitute effective written notice hereunder.

2.

Any Bonus Shares or Bonus Cash required to be issued pursuant to this Agreement are not issued within thirty days of the date such Bonus Shares or Bonus Cash were required to be issued pursuant to D of this Agreement provided written demand for such Bonus Shares or Bonus Cash has been made to Buyer by Titterington.

3.

Buyer fails to make available to the Seller for utilization in the operation of the Seller’s business over the course of the Titterington Covenant the Assets and the property which is subject of the Buyer Lease and such breach is not cured within thirty days of written notice of such breach to Buyer by Titterington.

I.

Seller, Titterington’s and Snell’s Representations and Warranties

1.

 Organization and Authority. Seller is a corporation duly organized and validly existing in the State of Oregon and has the full power and authority to operate its business as it is now being conducted, and has the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency, which consent has not been obtained. Seller, Titterington and Snell (“Selling Parties”) individually and collectively have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Selling Parties have been duly authorized by all necessary actions on the part of Selling Parties. No other action on the part of Seller or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Selling Parties. This Agreement and all other agreements and documents executed in connection herewith by Selling Parties, upon due execution and delivery thereof by all parties, constitute valid and binding obligations of the Selling Parties enforceable in accordance with their respective terms.

2.

 The execution, delivery and performance of this Agreement by the Selling Parties  does not and shall not constitute any Selling Party’s  breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in any Selling Party’s  breach of or default under any of the terms, conditions, or provisions of the Seller’s Certificate of Incorporation or Bylaws or  any order, writ, injunction, decree, contract, agreement, or instrument to which any Selling Party  is a party, or by which it is or may be bound.

J. Buyer’s Representations and Warranties

1.

 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

2.

The execution, delivery and performance of this Agreement by Buyer does not and shall not constitute Buyer's breach of any statute or regulation or ordinance of any governmental authority, and shall not at the Closing conflict with or result in Buyer's breach of or default under any of the terms, conditions, or provisions of the Buyer's Certificate of Incorporation or Bylaws or any order, writ, injunction, decree, contract, agreement, or instrument to which the Buyer is a party, or by which it is or may be bound.

K.

Renewal

The terms of this Agreement shall automatically renew for a period of an additional seven years unless either of Buyer or Titterington shall have given written notice to the other of his desire not to renew pursuant to this Article K. (“Renewal Period”). Provided, however, Buyer’s obligation to issue shares to Seller pursuant to Section A (2) (a) shall not recur, as it is a one-time only obligation (exclusive of any Bonus Shares that may be due Seller).

L.

Miscellaneous

1.

 Any notice or other communication required or permitted to be given hereunder shall be deemed to have been properly given when received, addressed as follows (or to such other addresses as the parties may specify by due notice to the others):

Buyer:

David R. Koos, Chairman & CEO

Entest BioMedical, Inc.

4700 Spring Street, Suite 203

La Mesa, CA 91942

Seller:

TITTERINGTON VETERNARY SERVICES, INC.

3880 West 11th Avenue

Eugene Oregon 94702-3056

Titterington:

Ronald Titterington, DVM

TITTERINGTON VETERNARY SERVICES, INC.

3880 West 11th Avenue

Eugene Oregon 94702-3056

Snell:

Kathy Snell, DVM

TITTERINGTON VETERNARY SERVICES, INC.

3880 West 11th Avenue

Eugene Oregon 94702-3056

2.

This Agreement shall inure to the benefit of and be binding on the successors and legal representatives of each of the parties, but may not be assigned by either party without prior written consent.

3.

 This Agreement embodies all of the representations, warranties and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded and may not be amended, modified, waived, discharged, or orally terminated except by the mutual written consent of the parties.

4.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

5.

The parties each shall bear their own legal and other expenses incurred in connection with the preparation, execution and performance of this Agreement.

6.

Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other rights, power or remedy.

7.

The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its choice of law rules. Any action arising as a result of this Agreement shall be brought in the state courts located in San Diego County, State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"BUYER"

By: /s/ David R. Koos

David R. Koos, Chairman & CEO

Entest BioMedical, Inc.

"SELLER"

By: /s/ Ronald Titterington

Title: CEO

"TITTERINGTON"

By: /s/ Ronald Titterington

"SNELL"

By: /s/ Kathy Snell

EXHIBIT A

1.

All rights currently held by either of Seller, Titterington or Snell  to the trade name “EMERALD VALLEY PET MEDICAL CENTER

2.

Customer Lists of the Seller. For purposes of this Agreement Customer Lists of the Seller  is defined as  a  list or lists of the names and  addresses  of  customers  of the Seller (a)  currently serviced  by Seller (b)  who have been serviced by the Seller throughout the existence of the Seller and, (c)  who may be serviced by the Seller during the course of the Titterington Covenant.

3.

97% of all revenue received by the Seller as a result of the operation of its business during the term of the Titterington Covenant (“Buyer Revenue Share”)

4.

Any and all unencumbered  intellectual property utilized in the operation of the business of the Seller including, but not limited to, software , advertising material, and brochures

EXHIBIT B.

COMMERCIAL LEASE

PARTIES:	Red Otter, LLC	(“Landlord”)
3880 West 11th Avenue
Eugene, Oregon 97402-3056

AND:	Entest BioMedical Inc.	(“Tenant”)
A California corporation
4700 Spring Street, Suite 203
La Mesa, CA 91942

EFFECTIVE

DATE:	December 1, 2011

RECITALS

A.

Landlord owns the building and property commonly known as 3880 West 11th Avenue, Eugene, Oregon as more particularly described on Exhibit A (“Building”).

B.

Landlord leases to Tenant and Tenant leases from Landlord the a portion of the Building consisting of approximately 7800 square feet as more particularly shown circumscribed in yellow on Exhibit B (the “Premises”) on the terms and conditions stated below in this Commercial Lease (“Lease”).

AGREEMENT

1.

Term.  The term of this Lease shall commence upon the  first day of the month immediately  following  the month in which there occurred execution by all parties of that Asset Purchase Agreement (“APA”) by and between  ENTEST BIOMEDICAL, INC., a Nevada  corporation , TITTERINGTON VETERINARY SERVICES, INC., an Oregon corporation  doing business as EMERALD VALLEY PET MEDICAL CENTER  and DR.RONALD TITTERINGTON  and DR. KATHY SNELL  to which this lease is attached as Exhibit B and shall be for a term equivalent to the term of the Titterington Covenant (as Titterington Covenant is defined in the APA) unless sooner terminated (a) as provided in this Lease or (b)  in the event that Tenant’s obligations are terminated pursuant to Article G of the APA  .  In addition, Tenant shall have two options to renew the term of this Lease for a period of five years each option (for a maximum total term of up to seventeen years).  Each option, if exercised by Tenant, must be done so in writing, with at least 90 days advance notice to Landlord of Tenant’s desire to exercise the option.  An option may only be exercised if Tenant is not then in default under the terms of the Lease.

2.

Rent.

2.1

Monthly Rent.  During the initial term of the Lease, Tenant shall pay to Landlord as the Minimum Monthly Rent the sum of $12,500.  Rent shall be payable in advance at such time and place as may be designated by Landlord.  The Minimum Monthly Rent shall be increased for any option term exercised by Tenant, in an amount equal to the greater of 5.0% or the change in the CPI (CPI-U, All Urban Consumers Index – US City Average – All items) from the date that is 66 months prior to the date for commencement of the renewal term through the date that is 6 months prior to the date for commencement of the renewal term (i.e., the 5-year CPI increase for the period ending six months prior to the start of any five year renewal term).

2.2

No Set off.  All rent due under the terms of this Lease shall be due and payable without notice, except as may be provided for in this Lease, and without abatement, deduction, or setoff.

2.3

Additional Rent.  All taxes, insurance costs, utility charges that Tenant is required to pay by this Lease, and any other sum that Tenant is required to pay to Landlord or third parties, or which Tenant assumes or agrees to pay, shall be additional rent.

3.

Use of the Premises.

3.1

Permitted Use.   Premises shall be utilized by the Seller (as such term is defined in the APA) for the conduct of a veterinary business and activities related to such use.

4.

Alterations.

4.1

Alterations Prohibited.  Tenant shall make no improvements or alterations on the Premises of any kind without first obtaining Landlord’s written consent.  All alterations shall be made in a good and workmanlike manner and in compliance with applicable laws and building codes.  As used herein, alterations includes the installation of computer and telecommunications wiring, cables, and conduit.  Landlord acknowledges that Tenant intends to construct certain improvements on the Premises, pursuant to the Loan Documents, and Landlord hereby consents to such improvements.

4.2

Ownership and Removal of Alterations.  All improvements and alterations performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed unless the applicable Landlord’s consent specifically provides otherwise.  Improvements and alterations installed by Tenant shall, at Landlord’s option, be removed by Tenant and the Premises restored unless the applicable Landlord’s consent specifically provides otherwise.

5.

Insurance.  During the term of the Lease,   Tenant shall bear the expense of any insurance insuring the property of Tenant on the Premises against such risks.  All policies required hereunder shall name Landlord as a primary insured, and any benefits payable thereunder shall be payable directly to Landlord.

7.

Taxes.  During the term of the Lease, Tenant shall pay as due all taxes on its personal property located on the Premises and shall also pay as due all real property taxes and special assessments levied against the Premises.  As used herein, real property taxes include any fee or charge relating to the ownership, use, or rental of the Premises, other than taxes on the net income of Landlord or Tenant.

8.

Utilities and Services.

8.1

Utilities.  During the term of the Lease, Tenant shall pay when due all charges for services and utilities incurred in connection with the use, occupancy, operation, and maintenance of the Premises, including, but not limited to, charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, air conditioning, and telephone.  If any utility services are provided by or through Landlord, charges to Tenant shall be comparable with prevailing rates for comparable services.  If the charges are not separately metered or stated, Landlord shall apportion the charges on an equitable basis, and Tenant shall pay its apportioned share on demand.  Further, if during the term of the Lease Landlord is required to construct new or additional utility installations due to Tenant’s changed or increased utility requirements, Tenant shall pay to Landlord, on demand, the total costs of those items.

8.2

Interruption.  Landlord shall have no liability for the failure or interruption of utilities or services.

8.3

Janitorial Service.  During the term of the Lease Tenant, at its sole cost, shall provide janitorial services to the Premises and associated common areas.

9.

Damage and Destruction.

9.1

Partial Damage.  If the Premises are partly damaged and Section 9.2 does not apply, the Premises shall be repaired by Landlord at Landlord’s expense.  Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of Landlord.

9.2

Destruction.  If the Premises are destroyed or damaged such that the cost of repair exceeds fifty percent (50%) of the value of the structure before the damage, either party may elect to terminate the Lease as of the date of the damage or destruction by notice given to the other in writing not more than thirty (30) days following the date of damage.  In such event, all rights and obligations of the parties shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term.  If neither party elects to terminate, Landlord shall proceed to restore the Premises to substantially the same form as prior to the damage or destruction.  Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord’s reasonable control.

9.3

Rent Abatement.  Rent shall be abated during the repair of any damage, prorated to the extent the Premises are untenantable, except that there shall be no rent abatement where the damage occurred as the result of the fault of Tenant.

10.

Eminent Domain.

10.1

Partial Taking. If a portion of the Premises is condemned and Section 10.2 does not apply, the Lease shall continue on the following terms:

10.1.1

Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

10.1.2

Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation.

10.1.3

After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the Premises as an economic unit on account of the partial taking.

10.1.4

If a portion of Landlord’s property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Sections 10.1.1 and 10.1.3 apply, and the rent shall be reduced to the extent of reduction in rental value of the Premises as though a portion had been physically taken.

10.2

Total Taking.  If a condemning authority takes all of the Premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use that Tenant was then making of the Premises, this Lease shall terminate as of the date the title vests in the condemning authorities.  Such termination shall have the same effect as a termination by Landlord under Section 9.2.  The parties shall be entitled to share in the condemnation proceeds in proportion to the values of their respective interests in the Premises.

10.3

Sale in Lieu of Condemnation.  Sale of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 10 as a taking by condemnation.

11.

Quiet Enjoyment; Mortgage Priority.

11.1

Landlord’s Warranty.  Landlord warrants that it is the owner of the Premises and has the right to lease them.  Landlord will defend Tenant’s right to quiet enjoyment of the Premises from the lawful claims of all persons during the Lease term.

11.2

Mortgage Priority.  The Premises are subject to a pre-existing real estate mortgage previously disclosed to Tenant, which shall have priority over this Lease, unless the mortgagee/creditor otherwise agrees to subordinate or release its lien.

11.3

Estoppel Certificate.  Either party will, within twenty (20) days after notice from the other, execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party.  The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive on the party from whom the certificate was requested that the Lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

12.

Assignment/Sublease.  Tenant may not assign or sublease any of its right in the Premises without the prior written consent of Landlord with the exception of making the premises available to Seller as such term is defined in the APA and pursuant to the terms and conditions of the APA.  This provision shall apply to all transfers by operation of law.  No consent in one instance shall prevent this provision from applying to a subsequent instance.  Consent shall be at Landlords sole discretion.

13.

Default. The occurrence of any one or more of the following events shall constitute an event of default under this Lease:

13.1

Default in Rent.  Failure of Tenant to pay any rent or other charge within ten (10) days of its due date.

13.2

Default in Other Covenants.  Failure of Tenant to comply with any term or condition or fulfill any obligation of the Lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity.  If the default is of such a nature that it cannot be completely remedied within the twenty (20) day period, this provision shall be complied with if Tenant begins correction of the default within the twenty (20) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

13.3

Other Defaults.  The following shall also be considered defaults under the terms of this Lease:  a) Tenant becoming insolvent, filing bankruptcy (voluntary or involuntary), or making a transfer in fraud of its creditors, or making an assignment for the benefit of its creditors; b) Tenant abandoning the Premises, or failing to otherwise operate a veterinary practice on the Premises, for a period of more than ten days.

14.

Remedies on Default.  In the event of a default, the Lease may be terminated at the option of Landlord by written notice to Tenant.  Whether or not the Lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default, and Landlord may reenter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.  Landlord shall also be permitted to re-let the Premises or any portion thereof, and may elect to sue Tenant more than once to collect sums due under this Lease, independent of whether Landlord elects to terminate the Lease.

15.

Surrender at Expiration/Holdover.  On expiration of the Lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the Premises in first-class condition and broom clean.  Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require.  Depreciation and wear from ordinary use for the purpose for which the Premises are leased shall be excepted but repairs for which Tenant is responsible shall be completed to the latest practical date before such surrender.  Tenant’s obligations under this section shall be subordinate to the provisions of Section 9 relating to destruction.  If Tenant shall holdover after the termination or expiration of this Lease, Tenant shall owe Landlord all of the financial and other obligations set forth herein, except that the Minimum Monthly Rent shall be 150% of the Minimum Monthly Rent in effect immediately preceding any such holdover.

16.

Miscellaneous.

16.1

Nonwaiver.  Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party’s right to require strict performance of the same provision in the future or of any other provision.  The acceptance of a late payment of rent shall not waive the failure to perform an obligation under this Lease except for the failure to pay the rent so accepted when due and shall not affect Landlord’s remedies for failure to perform such other obligations.

16.2

Attorney Fees.  If suit or action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorney fees at trial, on petition for review, and on appeal, including any proceeding related to bankruptcy.

16.3

Notices. Any notice required or permitted under this Lease shall be given when actually delivered or forty-eight (48) hours after deposit in the United States mail as certified mail, return receipt requested, addressed to the address first given in this Lease or to such other address as may be specified from time to time by either of the parties in writing.

16.4

Succession. Subject to the above-stated limitations on transfer of Tenant’s interest, this Lease shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

16.5

Recordation.  This Lease or any memorandum thereof shall not be recorded without the written consent of Landlord.

16.6

Entry for Inspection.  Landlord shall have the right to enter on the Premises at any time to determine Tenant’s compliance with this Lease, to make necessary repairs to the building or to the Premises, or to show the Premises to any prospective tenant or purchaser.

16.7

Proration of Rent.  In the event of commencement or termination of this Lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

16.8

Time of Essence.  Time is of the essence of the performance of each of Tenant’s obligations under this Lease.

16.9

Contingency.  This lease is contingent on the successful closing of the APA.

LANDLORD:	TENANT:

RED OTTER, LLC	Entest BioMedical Inc.

/s/ Dr. Ron Titterington	/s/David R. Koos
Dr. Ron Titterington, Member	David R. Koos, Chairman and CEO

/s/ Kathy Snell
Kathy Snell, Member

EXHIBIT A of LEASE

Property

[Insert Legal Description]

EXHIBIT B of LEASE

Premises

[Insert Map]

666- Printing
668- Property Tax
672- Repairs
673- security
674- Staff Development
678- Supplies-Office
686- Telephone
688- Utilities
Any and all expenses related to lease with Red Otter LLC